EXHIBIT 11 - STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS

                                                  YEAR ENDED JULY 31,
                                           1998         1997        1996
                                                  (AMOUNTS IN THOUSANDS,
                                                  EXCEPT PER SHARE DATA

BASIC
  AVERAGE SHARES OUTSTANDING             10,768       10,736      10,736
  CONTINGENT SHARES                         (40)         (54)        (60)
  UNALLOCATED SHARES -
   EMPLOYEES' STOCK
    OWNERSHIP PLAN                         (312)        (287)       (368)
        TOTAL                            10,416       10,395      10,308
  INCOME FROM CONTINUING
   OPERATIONS                            $5,499       $7,914      $4,631
  NET INCOME/(LOSS)                      $5,499       $7,914     $(1,536)
  PER SHARE AMOUNTS:
  INCOME FROM CONTINUING
   OPERATIONS                             $ .53        $ .76       $ .45
  NET INCOME/(LOSS)                       $ .53        $ .76       $(.15)
DILUTED
  AVERAGE SHARES OUTSTANDING             10,768       10,736      10,736
  ASSUMED CONVERSION OF
    CONVERTIBLE DEBENTURES               11,297       11,821      11,821
  CONTINGENT SHARES                         (40)         (54)        (60)
  UNALLOCATED SHARES -
    EMPLOYEES' STOCK
    OWNERSHIP PLAN                         (312)         (287)      (368)
    STOCK OPTIONS                         ___53        ________
       TOTAL                             21,766         22,216     22,129
    INCOME FROM CONTINUING
       OPERATIONS                        $5,499          $7,914    $4,631
    ADD CONVERTIBLE DEBENTURES
     INTEREST AND AMORTIZATION
     OF DEFERRED CHARGES, NET
     OF INCOME TAXES                      4,237           4,392     4,386
          TOTAL                          $9,736         $12,306    $9,017
     NET INCOME/(LOSS)                   $5,499          $7,914  $ (1,536)
     ADD CONVERTIBLE DEBENTURES
      INTEREST AND AMORTIZATION
      OF DEFERRED CHARGES, NET
      OF INCOME TAXES
          TOTAL                           4,237           4,392     4,452
     PER SHARE AMOUNTS:                  $9,736         $12,306    $2,916
     INCOME FROM CONTINUING
       OPERATIONS                        $  .45         $   .55    $   .41
     NET INCOME                          $  .45         $ .  55    $   .13